                                   Exhibit 21

      Consolidated Subsidiaries of Hanover Capital Mortgage Holdings, Inc.

Subsidiary                                 Jurisdiction            d/b/a
----------                                 ------------            -----
Hanover Capital SPC, Inc.                    Delaware               None

Hanover Capital Repo Corp.                   Delaware               None

Hanover QRS-1 98-B, Inc.                     Delaware               None

Hanover QRS-2 98-B, Inc.                     Delaware               None

Hanover SPC-A, Inc.                          Delaware               None

     Unconsolidated Subsidiaries of Hanover Capital Mortgage Holdings, Inc.

Subsidiary                                 Jurisdiction             d/b/a
----------                                 ------------             -----
Hanover Capital Partners Ltd.                New York                None

Hanover Capital Mortgage Corporation(1)      Missouri          California d/b/a

                                                               Missouri Hanover
                                                               Capital Mortgage
                                                                  Corporation

Hanover Capital Securities, Inc.(1)          New York                None

Hanover Capital Partners 2, Inc.             Delaware                None

Hanover SPC-2, Inc.(2)                       Delaware                None

HanoverTrade.com, Inc.                       Delaware                None

Pamex Securities, LLC(3)                   New Jersey                None

HDMF-I LLC                                   Delaware                None



(1) Subsidiary of Hanover Capital Partners Ltd.
(2) Subsidiary of Hanover Capital Partners 2, Inc.
(3) Subsidiary of HanoverTrade.com, Inc.